EXHIBIT 99.1

Security Bank Corporation Announces First Quarter Earnings and Earnings Per Share

Macon, GA., April 20, 2005 / PR Newswire/ — Security Bank Corporation (the “Company”) (NASDAQ:SBKC) today announced net income and earnings per share for the first quarter of 2005.

Earnings Summary

Net income for the first quarter of 2005 increased 26% to $3.4 million, compared to $2.7 million in the first quarter of 2004. Diluted earnings per share were $0.57 versus $0.51 for the same quarter in 2004, an increase of 11.8%.

The Company’s annualized returns on average equity and assets for the first quarter were 12.64% and 1.26%, respectively, compared to 13.81% and 1.18%, respectively, for the first quarter of 2004. The Company’s return on average tangible equity for the first quarter of 2005 was 17.4% versus 21.1% for the first quarter of 2004.

Rett Walker, Security Bank Corporation President and CEO remarked, “We are very pleased with the first quarter’s results. For the quarter we saw strong loan and core deposit growth and we did an excellent job of controlling expenses. We are also very pleased with the significant improvement in asset quality during the quarter”.

Balance Sheet

Loans, excluding loans held for resale, were $890.5 million at March 31, 2005, up from $740.8 million at March 31, 2004, an increase of 20%. Total deposits were $907.1 million at March 31, 2005, an increase of 19.1% over the year-ago level of $761.3 million. Total assets increased 19.1% to $1.1 billion at March 31, 2005, compared to $936.8 million at March 31, 2004.

On a linked-quarter average basis (compared to the quarter ended December 31, 2004), loans, excluding loans held for sale, increased $53.3 million, or 26% on an annualized basis. Deposits grew $51.3 million, or 25% on an annualized basis. Core transaction accounts (demand deposits, savings, NOW and money market accounts) grew $20.0 million, or 26% on an annualized basis.

Stockholders’ equity increased $30.4 million to $111.0 million, an increase of 37% versus the year-ago level. The primary reasons for the increase were earnings, net of dividends paid, and the proceeds of the sale of common stock in May 2004 of approximately $19 million. Book value per share increased 20% to $18.85 and tangible book value per share increased $3.36, or 33%, to $13.38. The proceeds of the common stock offering in May 2004 added $2.14 to tangible book value per share.

Net Interest Income

of $11.1 million increased 22% when compared to the first quarter of 2004. The increase from the first quarter of 2004 is the result of the continued growth in the Company’s loan portfolio. The net interest margin on a fully tax-equivalent basis was 4.50% for the quarter ended March 31, 2005, compared to 4.47% for the fourth quarter of 2004. The increase in the net interest margin over the fourth quarter of 2004 is attributable to an increase in the cost of interest-earning assets of 26 basis points, offset by an increase in the cost of interest-bearing liabilities of 23 basis points.

Noninterest Income and Expense

Noninterest income for the first quarter of 2005 was $3.5 million versus $3.4 million for the first quarter of 2004, an increase of 4.2%. Service charge income was $1.60 million, up 8.2% from the first quarter of 2004. Mortgage banking revenues declined to $950,000 for the first quarter of 2005, down $253,000 from the first quarter of 2004. The decline was primarily due to a lower level of mortgage refinance activity.

Noninterest expense for the first quarter of 2005 was $8.5 million, an increase of 12.0% over the first quarter 2004’s level of $7.6 million. The increase in noninterest expense is primarily due to increases in salaries and benefits and marketing expenses of $721,000 and $90,000, or 16.7% and 27.7%, respectively, from the same period in 2004. The Company’s efficiency ratio improved to 57.9% for the first quarter of 2005 from 60.4% for the first quarter of 2004.

Asset Quality

Total nonperforming assets (nonaccrual, repossessed assets and other real estate owned) declined to 0.75% of total loans plus ORE when compared to 0.79% and 0.97% at the end of the first and fourth quarters, respectively, of 2004. For the first quarter of 2005, net charge-offs to average loans were only 0.15% compared to 0.29% in the first quarter of 2004 and 0.20% in the fourth quarter of 2004. The allowance for loan losses as a percentage of loans at March 31, 2005 was 1.28% as compared to 1.30% and 1.29% at the end of the first and fourth quarters of 2004, respectively.

Other Information

Security Bank Corporation management will host a conference call to discuss these results at 8:30 AM EDT on Thursday, April 21, 2005. This call is open to all interested parties. From locations within the United States, the call-in number is 877-407-8035 (201-689-8035 from outside the United States). Please call in 10 minutes prior to the beginning of the conference.

A recorded playback of the conference call will be available by calling 877-660-6853, (201-612-7415 from outside the United States) from approximately 12:00 PM EDT, Thursday April 21, until 11:59 PM EDT Friday, April 29, 2005. The reservation numbers for this playback is Account #286 and Conference ID # 146953.

The Company also reaffirmed today its guidance for 2005 diluted earnings per share in the range of $2.40 to $2.50. This compares to the current consensus analyst estimate of $2.44 for 2005 and represents an increase of 11.6% to 16.3% over 2004 diluted earnings per share of $2.15.

About Security Bank Corporation

Security Bank Corporation is a Georgia multi-bank holding company based in Macon, Bibb County, Georgia. The Company’s wholly owned bank subsidiaries are Security Bank of Bibb County, Security Bank of Houston County, and Security Bank of Jones County. The banks maintain 14 banking offices in Macon, Perry, Warner Robins, and Gray, Georgia, and one full service office in Brunswick. In addition, Security Bank of Bibb County operates a wholly owned mortgage subsidiary; Fairfield Financial Services, Inc. Fairfield has offices in Macon, Warner Robins, Columbus, Richmond Hill, Rincon, Gray, Pooler, St. Simons, and Brunswick.

Safe Harbor

This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to Security Bank Corporation’s filings with the Securities and Exchange Commission for a summary of important factors that could affect Security Bank Corporation’s forward-looking statements. Security Bank Corporation undertakes no obligation to revise these statements following the date of this press release.

For more information, contact Rett Walker, President and CEO at 478-722-6220 or Jim McLemore, Chief Financial Officer at 478-722-6243.

Security Bank Corporation

Selected Consolidated Financial Data

(Dollars in Thousands, except Per Share Amounts)

Unaudited

	Quarters Ended March 31,
	2005	2004	% Change
EARNINGS SUMMARY:
Net interest income (FTE)	$11,110	$9,145	21.5%
Provision for Loan Losses	775	720	7.6%
Noninterest Income	3,514	3,356	4.7%
Noninterest Expense	8,463	7,545	12.2%
Provision for Income Taxes	1,897	1,462	29.8%
Net Income	3,407	2,682	27.0%

PER COMMON SHARE:
Basic earnings	$0.58	$0.53	9.4%
Diluted earnings	0.57	0.51	11.8%
Cash dividends declared	0.13	0.11	17.9%
Book value	18.85	15.69	20.2%
Tangible book value	13.38	10.02	33.5%

KEY PERFORMANCE RATIOS (a):
Return on average equity	12.64%	13.81%
Return on average assets	1.26%	1.18%
Efficiency ratio	57.87%	60.36%
Net interest margin (FTE)	4.50%	4.41%
Net charge-offs to average loans	0.15%	0.29%

BALANCE SHEET SUMMARY - END OF PERIOD
Investment securities	$112,703	$96,026	17.4%
Loans Held for Resale	6,384	7,707	-17.2%
Loans, gross	890,491	740,814	20.2%
Allowance for loan losses	11,357	9,612	18.2%
Total assets	1,116,123	936,848	19.1%
Deposits	907,074	761,336	19.1%
Other borrowed money	90,176	89,232	1.1%
Stockholders’ equity	110,968	80,593	37.7%

ASSET QUALITY - END OF PERIOD
Nonaccrual loans	$5,761	$3,807	51.3%
Loans 90 Days Past Due and Accruing	—	236	-100.0%
Other real estate owned	938	1,853	-49.4%
Total nonperforming assets	6,699	5,896	13.6%
Allowance for loan losses/NPA’s	169.53%	163.03%	4.0%
Allowance for loan losses/loans	1.28%	1.30%	-1.7%

(a)	Annualized based on number of days in the period, except efficiency ratio

Security Bank Corporation

Average Balance Sheet and Net Interest Income Analysis

(Dollars in Thousands)

Unaudited

	Quarter Ended March 31, 2005
	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest-bearing deposits and fed funds sold	$13,172	$101	3.11%
Investment securities	107,674	1,124	4.23%
Loans Held for Resale	5,167	73	5.73%
Loans	874,078	14,641	6.79%
Other earning assets	557	8	5.82%
Total earning assets	1,000,648	15,947	6.46%
Non-earning assets	81,855

Total assets	$1,082,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and interest-bearing transaction	$216,154	$598	1.12%
Time deposits	544,114	3,403	2.54%
Other borrowings	99,461	836	3.41%
Total interest-bearing liabilities	859,729	4,837	2.28%
Noninterest-bearing liabilities:
Noninterest bearing deposits	108,057
Other noninterest-bearing liabilities	6,925
Total liabilities	$974,711

Stockholders’ Equity	107,792

Total liabilities and stockholders’ equity	$1,082,503

Interest rate spread			4.18%

Net interest income		$11,110

Net interest margin (FTE)		4.50%

Security Bank Corporation (SBKC)

Selected Financial Information

(Amounts in thousands, except per share data)

	2005	2004					2003
	1st Quarter	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
Period-End Balance Sheet
Total Assets	$1,116,123	$1,063,485	$1,063,485	$1,012,647	$993,038	$936,848	$911,269	$911,269	$874,776	$883,702	$568,071
Total Securities	112,703	111,412	111,412	115,325	107,067	96,026	102,855	102,855	112,867	99,831	38,158
Mortgage Loans held for Sale	6,384	7,507	7,507	9,363	8,882	7,707	11,448	11,448	16,696	42,308	33,749
Loans:
Commercial:
Real-Estate	412,779	406,654	406,654	402,458	428,849	391,934	346,534	346,534	310,377	251,262	217,044
Construction	232,629	192,181	192,181	155,400	124,119	116,468	116,344	116,344	126,447	127,431	122,867
All Other	69,983	71,081	71,081	61,039	60,800	62,714	55,591	55,591	50,636	88,786	39,792
Residential:
Consumer Real-Estate	95,683	97,829	97,829	99,300	96,058	100,838	108,992	108,992	106,047	26,122	28,979
Consumer Construction	17,835	18,953	18,953	17,088	16,793	19,704	17,390	17,390	19,923	17,784	13,965
All Other Consumer	61,582	59,067	59,067	57,036	55,090	49,156	52,831	52,831	52,981	133,696	33,261
Total Loans	890,491	845,765	845,765	792,321	781,709	740,814	697,682	697,682	666,411	645,081	455,908
Allowance for loan losses	11,357	10,903	10,903	10,465	10,096	9,612	9,407	9,407	8,981	8,475	5,812
Other Assets:
Other earning assets:	18,846	20,898	20,898	14,076	18,123	12,597	11,576	11,576	3,429	16,487	1,232
Total Earning Assets:	1,028,424	985,582	985,582	931,085	915,781	857,144	823,561	823,561	799,403	803,707	529,047
Intangibles:
Goodwill	31,852	28,579	28,579	28,579	28,579	28,579	24,875	24,875	24,658	24,688	3,910
Core-Deposit	542	585	585	628	671	713	756	756	799	856	0
Deposits:
Demand Deposits	115,241	119,545	119,545	109,136	109,261	106,447	107,534	107,534	97,598	94,440	74,844
Interest bearing deposits	791,833	723,013	723,013	682,066	683,783	654,889	635,767	635,767	618,066	614,348	360,065
Total Deposits	907,074	842,558	842,558	791,202	793,044	761,336	743,301	743,301	715,664	708,788	434,909
Fed Funds purchased & repo agreements	12,469	21,811	21,811	20,972	9,108	7,375	8,350	8,350	9,268	13,065	6,325
Other borrowed funds	77,707	85,693	85,693	89,840	84,003	81,857	77,635	77,635	72,265	85,005	80,829
Common Equity	110,968	106,671	106,671	104,154	100,448	80,593	75,809	75,809	73,808	72,248	41,603

Average Balance Sheet
Total Assets	$1,082,503	$972,091	$1,027,551	$994,605	$958,467	$907,742	$746,630	$873,002	$880,591	$678,964	$553,399
Total Securities	107,674	103,896	113,085	105,948	95,970	100,582	78,342	109,430	102,953	60,165	40,821
Mortgage Loans held for Sale	5,167	6,955	6,455	7,429	7,650	6,285	29,518	13,504	38,385	37,453	28,732
Total Loans	874,078	775,274	820,778	793,698	773,250	713,365	574,706	674,120	658,033	524,450	442,223
Other earning assets:	13,729	10,457	9,061	10,208	8,550	14,008	6,543	5,414	11,965	6,480	4,538
Total Earning Assets:	1,000,648	896,582	949,379	917,283	885,420	834,240	689,109	802,468	811,336	628,548	516,314

Deposits:
Demand Deposits	108,057	105,695	111,249	106,740	104,558	100,232	80,472	96,119	88,607	72,282	64,878
Interest bearing deposits
Savings	20,782	19,299	19,620	20,029	19,585	17,963	14,167	17,244	17,143	12,690	9,586
NOW	116,830	81,385	93,356	78,070	80,406	73,708	58,580	69,039	67,782	53,087	44,409
Money Market	78,542	85,886	80,011	88,879	89,628	85,028	71,802	88,294	86,235	62,708	49,971
Time deposits > $100,000	257,372	195,271	223,083	204,094	183,349	170,561	117,634	153,686	146,607	100,969	75,028
Time deposits < $100,000	286,742	293,068	289,686	296,809	289,925	295,854	243,471	287,004	294,090	218,183	174,606
Total Deposits	868,325	780,604	817,005	794,621	767,451	743,346	586,126	711,386	700,464	519,919	418,478
Fed Funds purchased & repo agreements	17,256	10,871	13,423	9,791	14,448	5,821	10,272	11,404	12,393	9,583	7,708
Other borrowed funds	82,205	80,024	84,631	80,812	77,892	76,757	84,843	72,367	90,884	92,632	83,487
Common Equity	107,792	94,453	105,184	101,958	93,004	77,667	60,581	74,652	72,748	54,586	40,336

Security Bank Corporation (SBKC)

Selected Financial Information

(Amounts in thousands, except per share data)

	2005	2004					2003
	1st Quarter	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
Income Statement
Interest Income	$15,865	$53,926	$14,717	$13,824	$13,057	$12,328	$42,919	$12,462	$12,324	$9,794	$8,339
Interest Expense	4,837	14,373	4,135	3,669	3,294	3,275	12,937	3,366	3,622	3,152	2,797
Net Interest Income	11,028	39,553	10,582	10,155	9,763	9,053	29,982	9,096	8,702	6,642	5,542
Loan loss provision	775	2,819	852	529	718	720	2,859	730	783	857	489
Service charges on deposit accounts	1,597	6,450	1,704	1,636	1,634	1,476	5,044	1,496	1,381	1,161	1,006
Mortgage banking revenues	959	4,931	1,019	1,425	1,284	1,203	9,211	1,734	2,340	2,927	2,210
Other income	958	3,452	1,426	627	722	677	3,103	1,007	721	645	730
Total noninterest income	3,514	14,833	4,149	3,688	3,640	3,356	17,358	4,237	4,442	4,733	3,946
Salaries and benefits	5,054	18,629	4,916	4,759	4,621	4,333	18,146	4,558	4,846	4,679	4,063
Occupancy and equipment	846	3,365	851	866	855	793	3,063	800	843	743	677
Losses on OREO	—	160	12	95	12	41	539	292	125	78	44
Other noninterest expense	2,563	10,154	2,832	2,486	2,458	2,378	9,148	2,976	2,487	1,925	1,760
Total noninterest expense	8,463	32,308	8,611	8,206	7,946	7,545	30,896	8,626	8,301	7,425	6,544
Pre-tax earnings	5,304	19,259	5,268	5,108	4,739	4,144	13,585	3,977	4,060	3,093	2,455
Income Taxes	1,897	6,940	1,851	1,898	1,729	1,462	4,938	1,436	1,411	1,204	887
Net income	$3,407	$12,319	$3,417	$3,210	$3,010	$2,682	$8,647	$2,541	$2,649	$1,889	$1,568

Basic earnings per share	$0.58	$2.21	$0.59	$0.55	$0.54	$0.53	$1.98	$0.51	$0.53	$0.47	$0.46
Diluted earnings per share	0.57	2.15	0.57	0.54	0.53	0.51	1.92	0.49	0.51	0.46	0.46
Weighted average shares outstanding	5,835,685	5,578,186	5,823,193	5,816,779	5,578,706	5,089,188	4,362,638	5,019,602	5,012,038	3,983,174	3,410,924
Weighted average diluted shares o/s	5,985,112	5,741,415	5,961,146	5,918,754	5,702,453	5,192,137	4,496,916	5,141,075	5,180,023	4,117,203	3,512,943
Tax equivalent adjustment	82	366	89	91	94	92	303	94	89	66	53
Net interest income (FTE)	11,110	39,919	10,671	10,246	9,857	9,145	30,285	9,190	8,791	6,708	5,595

Stock and related per share data:
Book value	$18.85	$18.30	$18.30	$17.89	$17.26	$15.69	$15.09	$15.09	$14.72	$14.43	$12.13
Tangible book value	13.38	13.33	13.33	12.91	12.28	10.02	10.00	10.00	9.69	9.39	10.99
Dividends declared per share	0.13	0.44	0.11	0.11	0.11	0.11	0.40	0.10	0.10	0.10	0.10

Other Key Ratios/Data:
Return on average equity (1)	12.64%	13.04%	12.99%	12.59%	12.95%	13.81%	14.27%	13.62%	14.57%	13.84%	15.55%
Return on average assets (1)	1.26%	1.27%	1.33%	1.29%	1.26%	1.18%	1.16%	1.16%	1.20%	1.11%	1.13%
Net interest margin (FTE) (1), (2)	4.50%	4.45%	4.47%	4.44%	4.48%	4.41%	4.39%	4.54%	4.30%	4.28%	4.39%
Efficiency ratio (FTE)	57.87%	59.01%	58.10%	58.89%	58.87%	60.36%	64.85%	64.24%	62.73%	64.90%	68.59%

Loan Performance Data:
Nonaccrual loans	$5,761	$6,214	$6,214	$5,909	$4,748	$3,807	$4,154	$4,154	$7,716	$7,285	$4,986
Loans 90 Days Past Due and Accruing	—	—	—	—	23	236	27	27	—	185	2
Other real estate owned (ORE)	938	1,991	1,991	1,854	1,923	1,853	4,007	4,007	3,348	3,393	1,886
Total non performing assets	6,699	8,205	8,205	7,763	6,694	5,896	8,188	8,188	11,064	10,863	6,874
Net charge-offs	321	1,323	414	160	234	515	1,821	305	277	1,083	156
Allowance for loan losses/NPA’s	169.53%	132.88%	132.88%	134.81%	150.82%	163.03%	114.89%	114.89%	81.17%	78.02%	84.55%
Allowance for loan losses/loans	1.28%	1.29%	1.29%	1.32%	1.29%	1.30%	1.35%	1.35%	1.35%	1.31%	1.27%
NPA’s/Loans plus ORE	0.75%	0.97%	0.97%	0.98%	0.85%	0.79%	1.17%	1.17%	1.65%	1.68%	1.50%
Nonperforming assets/total assets	0.60%	0.77%	0.77%	0.77%	0.67%	0.63%	0.90%	0.90%	1.26%	1.23%	1.21%
Net charge-offs to average loans (1)	0.15%	0.17%	0.20%	0.08%	0.12%	0.29%	0.32%	0.18%	0.17%	0.83%	0.14%

(1)	Annualized
(2)	The Net interest margin calculation for all periods has been adjusted to use the actual number of days in the period to annualize net interest income. In prior periods, net interest income was annualized using a factor of 4.